Exhibit 99.1

         Digital Recorders, Inc. Announces $1.5 Million USD
              Electronic Destination Sign System Order

    DALLAS--(BUSINESS WIRE)--July 13, 2006--Digital Recorders, Inc.
(DRI) (Nasdaq:TBUS), a technology leader in transportation, law enforcement, and security digital communications systems, announced today that Swedish subsidiary Mobitec AB (Mobitec) has received an order valued in excess of $1.5 million USD for Mobitec(R) electronic destination sign systems that will be installed on new bus vehicles being acquired by public transportation company DeLijn ("The Line") of Belgium.
    DeLijn, an existing Mobitec customer, will take initial deliveries of approximately one-third of the systems for bus vehicle manufacturers VanHool and the VDL-Group of Belgium during fourth quarter 2006. Delivery of the remaining systems will commence in 2007.
    "Our Mobitec team surpassed 12 competitors from across Europe in the race for this order. Critical success factors included Mobitec's technical capabilities and product compatibility with existing DeLijn systems, international presence, relationships and references, quality, and competitive prices. Mobitec is to be applauded for its continued, significant market penetration through special relationships such as this," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said.

    ABOUT MOBITEC

    The premier supplier of electronic destination sign systems in the Nordic markets, the Company's Mobitec subsidiary is highly respected for its products, technology, service, and quality. Based in Herrljunga, Sweden, Mobitec has business units in Australia, Brazil, and Germany. Its acquisition by DRI in June 2001 significantly expanded the Company's geographical reach.

    ABOUT THE COMPANY

    Digital Recorders, Inc. is a technology leader in transportation, law enforcement, and security digital communications systems using proprietary hardware and software applications. Our products improve the flow and mobility of people through transportation infrastructure, mitigate security threats, and enhance law enforcement agencies' surveillance capabilities. Our transportation communications products
- TwinVision(R) and Mobitec(R) electronic destination sign systems, Talking Bus(R) voice announcement systems, Digital Recorders(R) Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell(TM) video actionable intelligence systems - enhance public transportation and mitigate security threats worldwide. Our DAC(R) electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and noise cancellation equipment, help law-enforcement agencies around the globe arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

    FORWARD-LOOKING STATEMENTS

    This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the timing and amount of the new order, the expected delivery dates, the Company's competitive advantages, as well as any statement, express or implied, concerning future events or expectations is a forward-looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including risks and uncertainties related to the product order's expected results and delivery dates, the Company's competitive advantages, as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed April 17, 2006, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

    CONTACT: Veronica B. Marks
             Manager, Corporate Communications
             Digital Recorders, Inc.
             Phone: (214) 378-4776
             Fax: (214) 378-8437
             E-Mail: veronicam@digrec.com